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                 Consent of Independent Auditors


We consent to the reference to our firm under the caption
"Independent Auditors" and to the use of our report dated January
24, 2002, included in this Registration Statement (Form N-2 Nos.
333-73156 and 811-10577) of the Alliance New York Municipal
Income Fund, Inc.




ERNST & YOUNG LLP

New York, New York
January 25, 2002





































00250209.AQ7